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                                                                    EXHIBIT 6(k)


                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (also known as the Originator Loan Agreement) is made and entered into as of JUNE 2,1997, by and between BORROWER ("BORROWER" shall mean CAPITAL FIRST MORTGAGE CORPORATION, a Texas Corporation) and LENDER ("LENDER" shall mean Pioneer Commercial Funding Corp., a New York Corporation).

                                    RECITALS

         A. BORROWER is in the mortgage banking business and engages, among other things, in the financing, sale and servicing of real estate loans.

         B. BORROWER has requested (and LENDER has agreed subject to the terms hereof) that LENDER make financing available to acquire T/D NOTES and DEEDS OF TRUST (as hereinafter defined) in connection with its business, pending sale of said T/D NOTES and DEEDS OF TRUST to INSTITUTIONAL INVESTORS (as hereinafter defined).

         C. It is in the best interests of BORROWER to enter into the financing arrangements with LENDER on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties hereto agree as follows:

ARTICLE 1 DEFINITIONS.

         1.1 ADVANCE means all advances, loans and extensions of credit by LENDER to or on behalf of BORROWER pursuant to the terms of this AGREEMENT (as hereinafter defined).

         1.2 AGREEMENT means this Loan and Security Agreement, any concurrent or subsequent rider or exhibit to this Loan and Security Agreement, and any extensions, supplements, amendments or modifications to this Loan and Security Agreement and/or to any such rider or exhibit.

         1.3 BASE RATE has the meaning set forth in Section 2.3 hereof.

         1.4 BUSINESS DAY means any day which is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

         1.5 COLLATERAL has the meaning set forth in Section 2.9 hereof.

         1.6 COMMITMENT means an existing written agreement (in form and substance acceptable to LENDER) of an INSTITUTIONAL INVESTOR to purchase one or more


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T/D NOTES and DEEDS OF TRUST subject to no condition which in the reasonably anticipated course of events cannot (in LENDER'S opinion) be fully satisfied prior to its expiration, and permits consummation of the loan purchase within sixty (60) days of LENDER'S ADVANCE.

         1.7 COMMITMENT PERCENTAGE means the price or yield for which an INSTITUTIONAL INVESTOR has contracted to purchase a T/D NOTE expressed as a percentage of the face amount of the said T/D NOTE.

         1.8 ELIGIBLE DEED OF TRUST means a deed of trust or mortgage in form satisfactory to LENDER (a) which secures a T/D NOTE; (b) which encumbers a completed, one-to-four unit residence in the United States of America; and (c) the lien of which constitutes a first or second lien on the real property described therein subject only to PERMITTED ENCUMBRANCES. ELIGIBLE DEED OF TRUST or mortgage includes Non-Conforming A- through D Products.

         1.9 ELIGIBLE T/D NOTE(S) means, at a particular date, each promissory note evidencing a mortgage loan made or acquired by BORROWER and in which LENDER has a validly perfected possessory security interest hereunder, subject to all of the terms of Article 3 hereof having first been fulfilled and performed, and provided that: (i) the mortgage loan is secured by an ELIGIBLE DEED OF TRUST;
(ii) the principal amount of such mortgage loan, plus any and all other loans secured by the said residence, does not exceed ninety-five percent (95%) or as allowed by FHA and/or VA of the appraised value of the said residence, but in no case to exceed ninety-six percent (96%) (EXCEPT WITH RESPECT TO THE 125% MORTGAGE PRODUCT DISCUSSED IN SECTION 1.9.1 BELOW); (iii) the final maturity of such mortgage loan does not exceed thirty (30) years from the date such mortgage loan is made; (iv) such mortgage loan is then fully disbursed; (v) such mortgage loan bears interest, payable monthly, at a rate acceptable to LENDER, but in no event greater than the highest rate allowed by law; (vi) such mortgage loan is insured or guaranteed by an instrumentality of the United States of America or by a private mortgage insurer acceptable to LENDER in its sole discretion, after proper review of the worthiness of the guarantee of the private mortgage insurer and the acceptability of the private insurer to LENDER'S creditors, and is insured or guaranteed to the maximum extent consistent with FNMA/FHLMC standards allowed by the agency or instrumentality which is then insuring or guaranteeing such mortgage loan (EXCEPT WHERE ALLOWABLE PURSUANT TO SECTION 1.9.2 BELOW);
(vii) title insurance with respect to such mortgage loan is placed with a title insurer satisfactory to LENDER, other than a subsidiary or affiliate of BORROWER; (viii) such mortgage loan is not in default beyond any applicable grace period; (ix) the obligor under said mortgage loan asserts no defenses, offsets, counterclaims or other right to avoid or reduce liability, and said obligor is not insolvent, subject to proceedings under the Bankruptcy Code, any receivership, assignment for the benefit of creditors, or whose credit standing is not acceptable to LENDER and LENDER has so notified BORROWER; (x) such mortgage loan

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has been outstanding for less than sixty (60) days; and (xi) with respect to such mortgage loan, a Commitment has been issued by an INSTITUTIONAL INVESTOR with such COMMITMENT being held by BORROWER.

         1.9.1 LENDER agrees to allow the maximum principal amount of the mortgage loan set forth in 1.9(ii) above to exceed the limits therein solely with respect to the 125% Mortgage Product subject to INSTITUTIONAL INVESTORS' (as defined in Section
                  1.12 below) preapproval and COMMITMENT.

         1.9.2 LENDER agrees to waive the requirements of 1.9(vi) above where such requirements are not demanded by the INSTITUTIONAL INVESTOR.

         1.10 INDEBTEDNESS means any and all loans, ADVANCES (including the ADVANCES), overdrafts, debts, liabilities (including, without limitation, any and all amounts charged to BORROWER'S account pursuant to any agreement authorizing LENDER to charge BORROWER'S account), obligations, lease payments, guaranties, covenants and duties owing by BORROWER to LENDER of any kind and description (whether advanced pursuant to or evidenced by this AGREEMENT); by any note or other instrument; or by any other agreement between LENDER and BORROWER and whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including, without limitation, any debt, liability of obligation owing from BORROWER to others which LENDER may have obtained by assignment or otherwise, and further including, without limitation, all interest not paid when due and all LENDER expenses (including without limitation those described in Section 9.3 hereof.

         1.11 INSOLVENCY PROCEEDING means any proceeding commenced by or against a person or entity, under any provision of the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, without limitation, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions with some or all creditors.

         1.12 INSTITUTIONAL INVESTOR means an investor that has entered into a Commitment and has been approved by LENDER, and includes, without limitation, the Federal National Mortgage Association, the Government National Mortgage Association, and the Federal Home Mortgage Corporation.

         1.13 LOAN ACCOUNT has the meaning set forth in Section 2.8 hereof.

         1.14 MATURITY DATE means, with respect to a particular ADVANCE, the earliest of: (1) ninety days from the date the ADVANCE was made (With respect to ADVANCES under Section 2.1 (a)); (ii) sale of the T/D NOTE and DEED OF TRUST upon which the ADVANCE was made, as provided in Section 4.1 hereof (with respect to ADVANCES



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under Section 2.1 (a)); and (iii) the date of termination of this AGREEMENT
(with respect to all ADVANCES).

         1.15 OVER ADVANCE has the meaning set forth in Section 2.6(a) hereof.

         1.16 PERMITTED ENCUMBRANCES means, with respect to a particular DEED OF
TRUST: (1) liens for taxes, assessments, or similar governmental charges not yet due and payable or still subject to payment without interest or penalty; (2) zoning restrictions; (3) mineral reservations, easements, covenants, conditions and restrictions of record which shall neither defeat nor render invalid such lien made in good faith, none of which materially impairs the merchantability or value of such property; and (4) such other liens as may have been approved in writing by LENDER.

         1.17 STALE MORTGAGE and STALE MORTGAGE ADVANCE have the meanings set forth in Section 2.6(b) hereof.

         1.18 T/D NOTE has the meaning set forth in Section 2.8(a) hereof.

ARTICLE 2 ADVANCES

         2.1 ADVANCES. Upon the request of BORROWER, made at any time and from time to time during the term hereof, upon the terms and conditions hereof and so long as no EVENT OF DEFAULT has occurred hereunder, LENDER agrees to lend to BORROWER with respect to ELIGIBLE T/D NOTES, up to the lesser of (1) the COMMITMENT PERCENTAGE of such ELIGIBLE T/D NOTE or 100% of the value of the ELIGIBLE T/D NOTE, whichever is less; (ii) the principal amount outstanding under said ELIGIBLE T/D NOTE; (iii) the fair market value of said ELIGIBLE T/D NOTE, as determined by LENDER in its sole discretion; and (iv) BORROWER'S cost of acquisition (i.e., the purchase price) of said T/D NOTE; provided, however, that in no event shall ADVANCES under this Section 2.1 exceed a maximum aggregate amount of $2,000,000.00. The aggregate set forth in this section can be amended pursuant to the request of BORROWER or LENDER by mutual consent memorialized by a written addendum to this AGREEMENT.

         2.1.1 AUTOMATIC AGGREGATE Overage. In the event that BORROWER requests ADVANCES in any given quarter that exceed the maximum aggregate set forth in section 2.1 above, LENDER agrees that the aggregate set forth in section 2.1 above will automatically increase; provided, however that the increase aggregate will not exceed the lesser of (1) 25% of the maximum aggregate, or (2) BORROWER'S Debt/GAAP Net Worth not greater than 10 to 1.

         2.1.2 If BORROWER chooses to maintain the automatically increased aggregate pursuant to section 2.1.1 above as the new aggregate of section 2.1


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                  above, beyond the quarter in which the increase has occurred,
                  BORROWER agrees to increase the CD referenced in section 3.1(v) below commensurate with the increased aggregate.

         2.2 Notice and Method of Borrowing. Whenever BORROWER desires to obtain an ADVANCE hereunder, BORROWER shall notify LENDER in writing, received by LENDER no later than 10:00 a.m. (California time) two (2) Business Days preceding the day on which the requested ADVANCE is to be made, specifying (1) the date of such ADVANCE, which shall be a Business Day; and (ii) the aggregate amount of the ADVANCE. Each such request for an ADVANCE shall be accompanied by the documents and instruments required under Section 3.2 hereof. LENDER will advise BORROWER not later than 5:00 p.m. (California time) on the day preceding the day on which the requested ADVANCE is to be made whether LENDER has approved or declined such ADVANCE. LENDER upon approval of such ADVANCE will, not later than 3:00 p.m. (California time) and as soon as practicable on the date of such ADVANCE, wire the ADVANCE requested directly to the title or escrow company listed on the ADVANCE request.

         2.3 Interest and Processing Fees. Each ADVANCE shall bear interest at LENDER's then applicable Base Rate (as hereinafter defined), plus two (2) percentage points until the Maturity Date, and thereafter the interest rate on such ADVANCE shall increase by an additional three percent (3%) per annum until repaid. For purposes of this AGREEMENT, the "Base Rate" ("Floating Prime") shall be the Bank One Texas Prime Rate at the time of the ADVANCE for a loan secured by the mortgage loan and the documents upon which the ADVANCE is based.

         In the event that the Base Rate is from time to time hereafter changed, adjustment in the rate of interest payable by BORROWER hereunder shall be made on the effective date of the change in the Base Rate. The LENDER will give BORROWER written notice of the change the following Business Day. The rate of interest, as adjusted, shall apply to all INDEBTEDNESS until the BASE RATE is changed again. All interest chargeable under this AGREEMENT shall be computed on the basis of a 360-day year for actual days elapsed.

         In addition, a $180.00 per loan processing fee is charged upon funding of each ADVANCE. Each funding by wire will be charged a ten dollars ($10.00) fee.

         FACILITY FEE. A Facility Fee equal to .375 b.p. shall be charged at the inception of the line and yearly upon renewal of the line.

         2.4 Usage Requirement. No usage requirement is required for the term of this AGREEMENT.


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         2.5 Repayment.

         (a) Interest. Interest shall be payable monthly, in arrears, commencing on the date of the first ADVANCE, and continuing on the first day of each calendar month thereafter until the INDEBTEDNESS is paid in full and this AGREEMENT is terminated upon the terms hereof; provided, however, that all accrued and unpaid interest not paid when due, after notice of the amount due, shall be compounded and shall thereafter bear interest at the rate applicable to the principal of the outstanding ADVANCE(S). With respect to each installment of interest not paid within five (5) days from the date of receipt of the monthly bill (which shall be the date of facsimile transmission, or U.S. Mail, whichever is earlier), LENDER shall have the right to withhold any funds otherwise due to BORROWER hereunder and apply such sums, in LENDER'S sole discretion, to such outstanding interest. BORROWER shall pay to LENDER a late fee equal to three percent (3%) of the amount of the delinquent interest installment if not paid within five (5) days from the date of receipt of the monthly bill (which shall be the date of facsimile transmission, or U.S. Mail, whichever is earlier),. LENDER shall deliver its monthly bill by the 10th day of each month.

         (b) Principal. The unpaid principal with respect to a particular ADVANCE, shall be due and payable in full upon the MATURITY DATE with respect to said ADVANCE.

         2.6 MANDATORY PREPAYMENTS.

         (a) OVER ADVANCES. In the event that, at any time, the INDEBTEDNESS exceeds the percentage or dollar limitations set forth in Section 2.1.1 hereof (herein referred to as an "OVER ADVANCE"), BORROWER shall immediately pay to LENDER, in cash, the amount of such excess.

         (b) Stale or Ineligible Mortgages. In the event that a T/D NOTE and/or the DEED OF TRUST securing it (1) are not sold and the ADVANCE made in connection therewith is not repaid in full, with interest as provided hereinabove, on or before the MATURITY DATE thereof, or (ii) at any time become(s) ineligible, said T/D NOTE and DEED OF TRUST shall automatically be deemed a STALE MORTGAGE, and any ADVANCE made in connection therewith shall be deemed a STALE MORTGAGE ADVANCE. Upon a T/D NOTE and DEED OF TRUST becoming a STALE MORTGAGE, BORROWER shall immediately pay to LENDER, in cash, an amount equal to the STALE MORTGAGE ADVANCE, plus interest thereon at the rate provided herein, plus any and all late charges, fees and costs applicable thereto.

         (c) Mandatory Prepayments. If a Mandatory Prepayment is required, BORROWER shall have the right in lieu of payment to eliminate all, or any part of, the OVER ADVANCE or the STALE MORTGAGE ADVANCE and thereby avoid the obligation to

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make a Mandatory Prepayment by (1) promptly notifying LENDER in writing of
BORROWER'S intention to assign new ELIGIBLE T/D NOTES and ELIGIBLE DEEDS OF TRUST so as to offset or decrease the OVER ADVANCE or STALE MORTGAGE ADVANCE, and (ii) effecting the assignment of the new ELIGIBLE T/D NOTES and DEEDS OF TRUST promptly, but in no event later than five (5) Business Days after the occurrence of the OVER ADVANCE or the STALE MORTGAGE ADVANCE. Such assignment shall be made in compliance with the conditions precedent stated herein. Any Mandatory Prepayments which BORROWER is required to make pursuant to this
Section 2.6 will not affect any other obligation of BORROWER arising under this AGREEMENT. Mandatory Prepayments will not be subject to any prepayment premium. All Mandatory Prepayments shall be applied first to the payment of late charges, fees and costs, if any, then to accrued and unpaid interest, and the balance applied to the payment of principal.

         2.7 Location for Payments. All payments by BORROWER hereunder shall be made in lawful money of the United States of America to LENDER at its address as set forth in Section 9.2 herein below, or at such other place as LENDER shall designate in writing.

         2.8 LOAN ACCOUNT. LENDER shall establish a loan account (the "LOAN ACCOUNT") for BORROWER. In accordance with customary accounting practice, LENDER shall debit against the LOAN ACCOUNT all ADVANCES to BORROWER and shall credit to the LOAN ACCOUNT all payments or prepayments by BORROWER on account of ADVANCES, and shall from time to time make other appropriate debits and credits to the LOAN ACCOUNT. The aggregate unpaid debit balance of BORROWER's Loan Account shall reflect the amount of BORROWER'S INDEBTEDNESS to LENDER from time to time by reason of ADVANCES made hereunder.

         LENDER shall render a statement of account of such aggregate unpaid balance of BORROWER'S LOAN ACCOUNT monthly, which statement shall be considered correct and accepted by BORROWER and conclusively binding on BORROWER unless BORROWER notifies LENDER to the contrary within thirty (30) days from the date when rendered.

         2.9 COLLATERAL. As security for all ADVANCES made hereunder and all other Indebtedness and obligations of BORROWER to LENDER hereunder and/or under all documents and instruments executed in connection herewith, BORROWER hereby grants to LENDER a continuing security interest in the following COLLATERAL ("COLLATERAL") without further assignment or act:

         (a) Each promissory note or other evidence of INDEBTEDNESS (referred to collectively as T/D NOTE") now owned or hereafter acquired by BORROWER except notes in which other institutions hold perfected security interests to secure ADVANCEs for warehouse lending purposes, and all instruments and other forms of payment, all


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general intangibles and accounts, and all proceeds thereunder and therefrom (and including, without limitation, till servicing rights with respect to the T/D NOTES), and all books and records relating to any of the above. This shall also include the specifically identified Notes, the originals of which will be provided to LENDER to maintain possession;

         (b) All collateral, security, liens and security interests now or hereafter held for each such T/D NOTE, including, without limitation, the beneficial interest in any related deed of trust or mortgage and all guarantees thereof except notes in which other institutions hold perfected security interests to secure advances for warehouse lending purposes;

         (c) All present and future title insurance policies insuring any of the deeds of trust or mortgages except notes in which other institutions hold perfected security interests to secure advances for warehouse lending purposes;

         (d) All present and future COMMITMENTS of INSTITUTIONAL INVESTORS to purchase a T/D NOTE or T/D NOTES from BORROWER as may be assigned except notes in which other institutions hold perfected security for warehouse lending purposes;

         (e) All present and future rights of BORROWER under loan administration agreements and contracts to service T/D NOTES and deeds of trust for its own account or for the account of third parties ("Servicing Contract(s)");

         (f) All present and future money and deposit accounts, and all other assets of BORROWER in which LENDER receives a security interest or which hereafter come into the possession, custody or control of LENDER;

         (g) All of BORROWER'S present and hereafter acquired accounts, instruments, documents, chattel paper, notes, general intangibles, inventory, raw materials, supplies, components, work in process, finished merchandise, machinery, equipment, furnishings, furniture, fixtures, motor vehicles, tools, goods, proprietary items, and all accessions, attachments and additions thereto, and any equipment, fixtures or other property used in the storing, preserving, identifying, accounting for and shipping or preparing for shipping of inventory; and

         (h) All proceeds, instruments, general intangibles, property, property rights, privileges and benefits arising out of, from the enforcement of, or in connection with, the COLLATERAL described in subparagraphs (a) through (g), above, or any other COLLATERAL;

         2.10 TERM. This Agreement shall have a term commencing on the date hereof and continuing up to and including June 1, 1998, unless renewed by written consent of

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both parties hereto. Upon termination, all INDEBTEDNESS of BORROWER to LENDER shall be immediately due and payable in full. Either party can terminate this AGREEMENT with a 60-day written notice.

         Notwithstanding the foregoing, upon the occurrence of an EVENT OF DEFAULT under Article 7 hereof, LENDER may terminate this AGREEMENT immediately upon notice given in writing, at which time all INDEBTEDNESS shall become due and payable. Notwithstanding termination, until all INDEBTEDNESS has been fully repaid, LENDER shall retain its security interest in all existing COLLATERAL and COLLATERAL arising thereafter, and BORROWER shall continue to perform all of its obligations hereunder.

ARTICLE 3 CONDITIONS PRECEDENT

         3.1 Conditions Precedent to Borrowing. As conditions precedent to the making of any ADVANCE under this AGREEMENT, BORROWER shall have validly executed and delivered to LENDER, in form and substance satisfactory to LENDER and its counsel, each of the following:

              (i) This AGREEMENT, duly executed, together with such other documents, financing statements, security agreements or other agreements as LENDER may request;

              (ii) Resolution of BORROWER's Board of Directors authorizing any officer to execute this AGREEMENT and all other documents related to this AGREEMENT, and further authorizing the borrowings and the granting of the security interest provided for herein;

              (iii) A certificate of good standing showing that BORROWER is in good standing under the laws of Texas, including any certificates or licenses required by the banking commission of the State of Texas, and certificates indicating that BORROWER has qualified to transact business and is in good standing in all other states where it transacts business; and

              (iv) The financial statements referred to in Sections 6.9 and 6.10 of this AGREEMENT.

              (v) Documentation acceptable to LENDER evidencing that BORROWER has pledged a Certificate of Deposit ("CD") in the amount of 1% of the aggregate set forth in Article 2.1 above naming LENDER as beneficiary of the principal of the CD and BORROWER as recipient of any interest on the CD.

         3.2 Conditions Precedent to Each Advance. As conditions precedent to the making of each ADVANCE hereunder:


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         (a) The BORROWER at the time of such ADVANCE shall comply and shall have complied with all of the covenants, representations and warranties under this AGREEMENT, and no EVENT OF DEFAULT shall have occurred and be continuing at the time of such ADVANCE;

         (b) BORROWER shall have delivered to LENDER the following, to the extent appropriate in connection with the particular ADVANCE, each in form and substance acceptable to LENDER and its counsel:

              (i) The copy or copies of Servicing Contract(s), if any, upon which the request for an ADVANCE is/are based;

              (ii) The ELIGIBLE T/D NOTE upon which the request for an ADVANCE is based, endorsed in blank by BORROWER;

              (iii) An Assignment to LENDER of the ELIGIBLE DEED OF TRUST in recordable form.

              (iv) The original ELIGIBLE DEED OF TRUST securing said ELIGIBLE T/D NOTE or a copy thereof certified by a title company or escrow company satisfactory to LENDER to be a true copy of the original being recorded;

              (v) An Assignment of said ELIGIBLE DEED OF TRUST, in form suitable to be recorded;

              (vi) A copy of the COMMITMENT by which the INSTITUTIONAL INVESTOR undertakes to purchase such ELIGIBLE T/D NOTE, or other evidence satisfactory to LENDER of the existence thereof;

              (vii) A certified copy of the COMMITMENT of the Federal Housing Administration, the Veterans Administration or other instrumentality of the United States or private mortgage insurer, if any, to insure or guarantee such ELIGIBLE T/D NOTE. LENDER agrees to waive the requirements of this provision where such requirements are not demanded by the INSTITUTIONAL INVESTOR with respect to Non-Conforming A through D Mortgage Products subject to INSTITUTIONAL INVESTORS' preapproval and COMMITMENT.

              (viii) A copy of escrow or other instructions to the title company, if any, covering the transactions;

              (ix) Copies of all policies of insurance required under Section
3.4 of this AGREEMENT, and a commitment for title insurance and preliminary title report


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from a title company or companies acceptable to LENDER (and reflecting only such exceptions as are acceptable to LENDER);

              (x) Loan Request and Disbursement Instructions by BORROWER to LENDER;

              (xi) Disclosure to Mortgagor, as required by federal and/or state truth-in-lending laws, acknowledged as read and accepted by such mortgagor;

              (xii) A copy of an appraisal of the real property covered by the DEED OF TRUST securing the ELIGIBLE T/D NOTE, prepared by the Federal Housing Administration, the Veterans' Administration, or such other appraiser as may be acceptable to LENDER.

              (xiii) Such other related documents as LENDER may require.

         3.2A. Wet-Borrowing Procedures. "WET BORROWING" shall be defined as the funding by LENDER to the closing agent of funds requested by BORROWER and approved by LENDER without delivery of all the documents required by LENDER pursuant to Section 3.2 hereof. The conditions and procedures of Sections 2.2 and 3.2 apply to WET BORROWING except as follows:

         (a) Collateral Documents. A WET BORROWING may be funded before delivery of all of the required documents listed in 3.2 above if BORROWER faxed to LENDER a Loan Request and Disbursement Instructions, accompanied by the documents set forth on the transmittal letter attached as Exhibit "A" to this Agreement.

         (b) All documents required by LENDER pursuant to Section 3.2 shall be delivered to LENDER within forty-eight (48) hours of funding.

         3.3 Further Documentation. When received by BORROWER, and in any event within ninety (90) days from the time of each ADVANCE (to the extent appropriate), BORROWER shall have delivered to LENDER the following documents relating to each such ADVANCE, upon request of LENDER:

         (a) The original recorded ELIGIBLE DEED OF TRUST securing the ELIGIBLE T/D NOTE when it becomes available;

         (b) An TLTA policy issued by a title company acceptable to LENDER in advance made against said T/D NOTE), insuring the DEED OF TRUST securing the assigned ELIGIBLE T/D NOTE to be a first or, with LENDER'S consent, second lien on the property therein described, subject only to PERMITTED ENCUMBRANCES; and


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         (c) A Veteran's Administration Loan Guarantee Certificate or Federal
Housing Administration Certificate of Insurance or a private mortgage insurer certificate if applicable to insure or guarantee the ELIGIBLE T/D NOTE. LENDER agrees to waive the requirements of this provision where such requirements are not demanded by the INSTITUTIONAL INVESTOR with respect to Non-Conforming A-through D Mortgage Products subject to INSTITUTIONAL INVESTORS' preapproval and COMMITMENT.

         3.4 Hazard Insurance. BORROWER warrants that it will hold in its custody and will maintain in accordance with LENDER instructions policies or binders of hazard insurance, in the amount of the assigned T/D NOTES or for the insurance value of the improvements, whichever is less, covering all property described in the assigned DEED OF TRUST, written by financially responsible insurers acceptable to LENDER and its counsel. Insurance affording protection against loss or damage from fire and other hazards covered by the standard extended coverage endorsement must be held in amounts sufficient to pay the mortgage balance in event of a covered loss, or in those instances where the appraisal made in connection with the mortgage loan provides separate valuations for land and improvements, in an amount sufficient to cover the full replacement cost of the improvements. In those areas which have been identified by the Secretary of Housing and Urban Development as areas having special flood hazards, insurance coverage in the form of the Standard Flood Insurance Policy must be held in an amount at least equivalent to the lesser of the outstanding principal balance of the mortgage; the value of the insurable improvements, if separate values have been established for land and improvement; or the maximum of flood insurance available under the Flood Disaster Protection Act on the date upon which the mortgage loan was closed. Individual policies shall permit assignment to LENDER and will be delivered to LENDER on demand.

         3.5 Reservation by LENDER. LENDER reserves the right, at its option, and at any time, to reject any and all documents tendered, and/or to refuse to make an ADVANCE to BORROWER if the conditions set forth herein are not met.

ARTICLE 4 COLLECTION AND APPLICATION OF SECURITY

         4.1 Collection. It is contemplated that each ADVANCE will be repaid from the proceeds of sale to INSTITUTIONAL INVESTORS or other third parties of the T/D NOTE assigned concurrently with the assignment of such T/D NOTE. Interest at the rate provided herein shall be billed monthly unless BORROWER is in default herein under, in which case LENDER has the corresponding remedies provided in the Loan and Security AGREEMENT.

         4.2 Documentation for Assigned T/D NOTES. BORROWER shall promptly deliver to LENDER, when issued, every original certificate of mortgage guarantee insurance and every original guarantee of a T/D NOTE assigned to LENDER pursuant to the terms of this AGREEMENT. BORROWER shall also, upon demand of LENDER, deliver to LENDER any original DEED OF TRUST (not previously delivered) securing an Assigned T/D NOTES, as well as all applications, financial statements, appraisals, credit reports, corporate resolutions and other documents of all kinds which are customarily desired for inspection or transfer incidental to the purchase of a T/D NOTE by an investor and shall also provide LENDER, upon request, with any additional documents which are customarily executed by sellers of notes to INSTITUTIONAL INVESTORS, including, without limitation, any documents which may be requested by the Veterans Administration, the Federal Housing Administration or any other federal instrumentality or private insurer issuing mortgage guarantee insurance or guaranteeing an assigned T/D NOTE in connection with transfer of the same.

ARTICLE 5 REPRESENTATIONS AND WARRANTIES

         To induce LENDER to enter into this AGREEMENT, BORROWER hereby makes the following representations and warranties, each of which shall: (a) be deemed to be automatically repeated with each ADVANCE hereunder and shall be true and accurate at each such time; (b) be conclusively presumed to have been relied on by LENDER regardless of any investigation made or information possessed by LENDER; and (copyright) survive the execution and delivery of this AGREEMENT as well as any documents or instruments executed or delivered pursuant to the terms hereof.

         5.1 Organization and Good Standing. BORROWER is a corporation duly organized, existing and in good standing under the laws of the State of Texas, has the power and authority and is duly qualified to transact the business in which it is engaged and to own its properties; and is in good standing and qualified to do business in every other jurisdiction in which the nature of its business makes such qualification necessary. BORROWER has complied with all applicable laws and regulations in full force and effect, all permits and licenses which BORROWER is required to possess in each of the jurisdictions in which BORROWER presently engages in business, and shall be deemed to be automatically repeated with each new jurisdiction in which BORROWER begins to engage in business during the term of this AGREEMENT and shall be true and accurate at each such time.

         5.2 Corporate Authority. BORROWER has all requisite power and authority to execute, deliver and perform this AGREEMENT and all other instruments, agreements or documents which it is required to execute and deliver pursuant to this AGREEMENT or in connection herewith, all of the foregoing have been duly authorized by all required corporate action, and all of the foregoing constitute the legal, valid and binding obligations of BORROWER enforceable against it in accordance with their respective terms.

         5.3 Litigation and Claims. There is no litigation, tax claim, proceedings or dispute pending or threatened against or affecting BORROWER or its property, nor is BORROWER aware of any facts which may give rise to litigation, tax claim, proceedings or dispute pending or threatened against or affecting BORROWER or its property which might result in any material adverse change in the business or financial condition of BORROWER or in BORROWER's ability to perform its obligations hereunder or under any note or agreement required under this AGREEMENT, except for those, if any, previously disclosed in writing to LENDER.

         5.4 Financial Statements. All financial statements, information and other data furnished by BORROWER to LENDER in connection with this AGREEMENT are complete and correct, accurately and fairly present the financial condition of BORROWER as of the date thereof, and have been prepared in accordance with generally accepted accounting principles consistently applied. There has been no material adverse change in the financial condition of BORROWER or in its operations since the date of such financial statements so furnished. BORROWER has no obligations, liabilities for taxes or other outstanding obligations which are material in the aggregate, except as disclosed in such statement, information and data.

         5.5 Assignment. BORROWER has good, merchantable and absolute title to each T/D NOTE assigned to LENDER, and BORROWER has the right and power to assign, and has validly assigned, to LENDER its interest in all such T/D NOTES and the DEEDS OF TRUST securing same, and BORROWER has not previously assigned or encumbered same.

         5.6 T/D NOTES. Each T/D NOTE is free of all disputes, offsets and adverse claims, is not in default, and is a valid, genuine, legally enforceable and subsisting obligation of its maker, who is legally or otherwise competent to make the same, in the face amount of the T/D NOTE. No T/D NOTE violates any law or regulation of the state in which the real property securing such T/D NOTE is located.

         5.7 DEEDS OF TRUST. Each T/D NOTE is secured by a DEED OF TRUST which is a first or second lien upon the real property therein described subject only to PERMITTED ENCUMBRANCES. Each DEED OF TRUST is in proper form and bears all affidavits and acknowledgments required by law as a condition for filing or recordation, and has been recorded in the office of proper jurisdiction to establish the priority of said DEED OF TRUST and to give constructive notice thereof.

         5.8 Insurance or Guaranty. T/D NOTES purporting to be eligible for insurance or guaranty by the Federal Housing Administration, Veterans Administration or other instrumentality of the United States or private mortgage insurer are eligible for such insurance or guaranty (except as set forth in 1.9.2 above). LENDER also agrees to waive the requirements of this provision where such requirements are not demanded by the INSTITUTIONAL INVESTOR with respect to Non-Conforming A- through D Mortgage Products subject to INSTITUTIONAL INVESTORS' preapproval and COMMITMENT.

         5.9 Use of Proceeds. Each T/D NOTE assigned complies or will comply in all respect with the terms of the COMMITMENT relating thereto, and BORROWER will fully comply with all terms of said COMMITMENT prior to its expiration. The ADVANCES made by LENDER hereunder shall be used to provide funds to BORROWER for the sole purpose of making loans pursuant to ELIGIBLE T/D NOTES. Except as may otherwise be agreed with LENDER the funds advanced hereunder for each real estate loan evidenced by an assigned T/D NOTE have been or will be fully disbursed and only to the maker of the T/D NOTE or such other persons or entities as may be legally entitled to such proceeds. In the event of a default of any assigned T/D NOTE hereunder, BORROWER will promptly notify LENDER.

         5.10 Disclosure. There has been and will hereafter be full compliance with the Federal Truth in Lending Act and Regulation Z issued thereunder, and BORROWER hereby agrees to fully indemnify and hold LENDER harmless against any damage or loss or liability sustained by LENDER as a result of any possible failure to comply with the provisions of said Acts and Regulations.

         5.11 No Defaults. The execution and delivery of the AGREEMENT, the occurrence of the obligations herein set forth, and the consummation of the transactions herein contemplated have not resulted and will not result in the creation of a lien on any property of BORROWER other than as contemplated by this AGREEMENT, and will not conflict with, result in the breach of any of the terms, conditions or provisions of, or constitute a default under (and BORROWER is not now in violation of or in default under) the articles of incorporation or bylaws of BORROWER, or any bond, debenture, note, contract, indenture, mortgage, loan agreement, lease or any other evidence of indebtedness, agreement or instrument to which BORROWER is a party or by which it or any of its properties may be bound, or result in the violation by BORROWER of any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over BORROWER or any of its properties.

         5.12 Title and Indemnification. BORROWER has good and marketable title to its properties and assets, not subject to any security interests other than those reflected in its current financial statement; BORROWER shall not grant extensions of time for the payment, or compromise for less than full face value, or release in whole or in part any person liable for the payment of, or allow any credit whatsoever against, any portion of the COLLATERAL, except for the amount of cash to be paid upon any such COLLATERAL or any instrument or document representing such COLLATERAL; the COLLATERAL, including the accounts and proceeds resulting from any disposition thereof, will remain free and clear of any liens, excepting the liens hereby granted to LENDER, which liens to LENDER shall at all times be first and prior on the COLLATERAL and as to the proceeds; BORROWER shall pay and discharge when due, all taxes, levies, assessments and other charges upon the COLLATERAL and shall defend LENDER against and save it harmless from, all claims of any persons against LENDER and this indemnity shall include attorneys' fees and legal expenses, including out-of-pocket expenses; and LENDER shall not be required to take any steps to perfect its security interest or lien in the COLLATERAL or to collect or realize upon the COLLATERAL or any distribution of interest or principal, nor shall loss of the COLLATERAL or any of the property secured thereby release BORROWER from any of its obligations hereunder.

          5.13 Location of COLLATERAL. The COLLATERAL is to remain, at all times, in the possession of LENDER or its assigns, and BORROWER may not take such COLLATERAL from the possession of LENDER or its assigns without the prior written approval of LENDER.

         5.14 BORROWER Expenses and Reimbursement. All sums paid or incurred by LENDER for and all costs and expenses (including attorneys' fees, legal expenses and court costs) which LENDER may incur in enforcing or protecting its security interest or lien on or rights and interest in the COLLATERAL, or any of its rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had thereunder, shall be considered as additional Indebtedness owing by BORROWER to LENDER hereunder and, as such, shall be secured by all the COLLATERAL and the proceeds from the sale, collection or other disposition thereof and by any and all other collateral, security, assets, reserves, or funds of BORROWER in or coming into the hands or inuring to the benefit of LENDER.

         5.15 Protection of COLLATERAL: Collection of T/D NOTE Payments. LENDER shall use due diligence to maintain the T/D NOTE received from the BORROWER. LENDER shall have no duty or obligation to take any action with respect to the collection of any payments or other obligations under the T/D NOTES or the maintenance or administration of the T/D NOTES, or to otherwise act with respect to the COLLATERAL. BORROWER shall indemnify LENDER and shall hold LENDER harmless from any liability, fees, costs or expenses with respect to anything done or omitted to be done, in good faith or upon advice of Lender's counsel, by LENDER with respect to the T/D NOTES for the COLLATERAL other than that resulting from LENDER'S gross negligence or intentional misconduct.

ARTICLE 6 COVENANTS OF BORROWER

         BORROWER covenants and agrees that so long as BORROWER is indebted to LENDER or LENDER has any obligation to make ADVANCES hereunder, BORROWER shall:

         6.1 Payment and Performance of Obligations. From time to time as they become due, pay all installments of principal and interest on ADVANCES made to such BORROWER pursuant to this AGREEMENT, and promptly pay and discharge all of its obligations hereunder.

         6.2 Books and Accounts. Keep and maintain books and accounts in which full, true and correct entries of all its dealings and transactions are made, in accordance with generally accepted accounting principles consistently applied; and permit representatives of LENDER within normal business hours (including banks or assignees chosen by LENDER), and as long as no default has occurred reasonable notice will be given, to visit and inspect BORROWER'S properties and offices and to examine BORROWER'S books and records, and to take extracts and copies therefrom, and to discuss its affairs, finances and accounts with its officers and with its certified public accountants, and to conduct such other investigations as are relevant and as LENDER may deem appropriate.

         6.3 Corporate Existence. Preserve and keep its corporate existence, rights, qualifications, franchises, permits and licenses in full force and effect in all states in which any of its properties may be located or in which the nature of its business requires it to do so, and continually operate its business, except for periodic shutdowns in the ordinary course of business and interruptions over which it has no control.

         6.4 Taxes and Obligations. Pay and discharge when due any and all indebtedness, obligations, assessments, taxes, including Federal and state income taxes and other governmental charges, except such as BORROWER may in good faith contest or as to which a bona fide dispute may arise provided provision is made to the satisfaction of LENDER for eventual payment thereof in the event that it is found that the same is an obligation of BORROWER, and when such dispute or contest is settled or determined will promptly pay the full amount then due.

         6.5 Insurance. Obtain and keep in full force and effect adequate insurance covering all risks, casualties and losses usually insured against and customarily carried by firms engaged in similar businesses, and upon demand of LENDER, submit schedules, certificates of insurance or duplicate policies evidencing such coverages.

         6.6 Changes in Financial Condition. Promptly ADVISE LENDER of any material adverse change in its financial condition or operations.

         6.7 Laws. Comply with and observe all material provisions of its Articles of Incorporation and By-Laws and of all laws, regulations, statutes or ordinances applicable to it or its properties.

         6.8 Litigation. Promptly give notice to LENDER, in writing, of any actions, suits or proceedings pending, or to its knowledge threatened against it, involving the possibility of a material adverse effect on its operations or financial condition.

         6.9 Quarterly Statements. Furnish to LENDER concurrently herewith and within forty-five (45) days after the end of each of its fiscal quarters a reasonably detailed, unaudited financial statement certified by its chief financial officer to have been prepared in accordance with generally accepted accounting principles consistently applied, including a balance sheet and a profit and loss statement, which fairly and accurately presents its financial condition at the date of such statement and the results of its operations in the period covered.

         6.10 Annual Statement. Furnish to LENDER concurrently herewith and within ninety (90) days after the end of each fiscal year, a reasonably detailed, audited financial statement, including a balance sheet and a reconciliation of surplus and retained earnings as of the end of such fiscal year and a statement of source and application of funds and a profit and loss statement for such year, certified by an independent certified public accountant of recognized standing, and acceptable to LENDER, to have been prepared in accordance with generally accepted accounting principles consistently applied.

         6.11 Monthly Delinquents. Furnish to LENDER monthly schedules identifying all loans in default in the warehouse line hereunder.

         6.12 Reports. Furnish LENDER with such written reports regarding BORROWER'S business and status as LENDER may reasonably request.

         6.13 Notices. Give LENDER immediate notice of the occurrence of (1) any EVENT OF DEFAULT hereunder, or any condition, act or event which, with the giving of notice or the lapse of time or both would constitute an EVENT OF DEFAULT, (ii) any event by which LENDER will be entitled to receive the proceeds of any hazard or other insurance, or other proceeds payable to LENDER by the terms of the DEED OF TRUST securing any T/D NOTE, or any reason of which LENDER may be entitled to accelerate the maturity of any T/D NOTE, (iii) any change of BORROWER'S address, and (iv) any change in corporate status or the identity or authority of officers.

         6.14 COMMITMENTS. Fulfill all its obligations and conditions under the INSTITUTIONAL INVESTOR'S COMMITMENT within the time allowed thereby.

         6.15 Restricted FNMA Stock. Not without prior written notice to LENDER, assign, transfer, pledge, hypothecate or otherwise encumber any shares of FNMA stock which BORROWER may now own or may hereafter acquire, provided, however, that

                                 [PAGE MISSING]

         7.5 Involuntary Insolvency. If an Insolvency Proceeding is commenced against BORROWER.

         7.6 Injunction. If BORROWER is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs.

         7.7 Lien, Levy. If a notice of lien, levy or assessment is filed of record with respect to any material amount or all of BORROWER'S assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any or all of the BORROWER'S assets, and the same is not paid on the payment date thereof.

         7.8 Judgment Lien. If a judgment or other claim becomes a lien or encumbrance in excess of $25,000 upon any or all of BORROWER'S ASSETS, except for encumbrances permitted by LENDER, in writing.

         7.9 Impairment of Guaranties, Subordinations. If any party subordinating its claims to those of LENDER or any guarantor of or indemnitor regarding any of BORROWER'S Indebtedness or obligations hereunder dies, terminates its subordination or guaranty or indemnity agreement, or becomes the subject of an Insolvency Proceeding.

         7.10 Uninsured Loss. Disposition of Encumbrance of COLLATERAL. Loss, theft, substantial damage, or destruction not fully covered by insurance, of any of the property or premises secured by the DEEDS OF TRUST for which hazard insurance was available or sale or encumbrance of any of the COLLATERAL or the making of any levy, seizure, or attachment thereof or thereon except in all cases as may be specifically permitted by other provisions of this AGREEMENT.

         7.11 Default Under Other Agreements. Any action by BORROWER which causes or permits any agreement pertaining to the borrowing of money or the advance of credit to which BORROWER may be a party as borrower to be in default in excess of $25,000, whether or not that default gives the holder of the obligation concerned the right to accelerate the indebtedness and whether or not a default is declared. This includes any other agreement between BORROWER and LENDER, now existing or hereafter created.

         7.12 Lien. If BORROWER shall pledge, hypothecate or otherwise give a lien on the COLLATERAL or any T/D NOTE to, or if such lien shall be obtained by, any person other than LENDER or its participants or assigns, except notes used as collateral for advances made by other institutions for warehouse lending purposes.

         7.13 Conditions. Breach of any term or condition or warranty of any trust receipt, certificate or other document relating to T/D NOTES and security delivered to LENDER hereunder, or otherwise relating to this AGREEMENT.

ARTICLE 8 REMEDIES

         8.1 Acceleration of Obligations; Right to Dispose of COLLATERAL. Upon the occurrence of an EVENT OF DEFAULT as above provided, all or any portion of the obligations and INDEBTEDNESS due or to become due from BORROWER to LENDER, whether arising under this AGREEMENT or otherwise, at the option of LENDER, and without notice or demand by LENDER, shall accelerate and become at once due and payable; BORROWER will forthwith pay to LENDER in addition to any and all sums and charges due, the entire principal of and interest accrued on the ADVANCES and all other INDEBTEDNESS and obligations hereunder. LENDER, thereupon, shall have all the rights and remedies of a secured party under the California Uniform Commercial Code ("Code") and all other legal and equitable rights to which it may be entitled, including, without limitation, the right to collect and apply payments under the T/D NOTES, and to give direct notice to all obligors under said T/D NOTES to make payments directly to LENDER. If not previously delivered to LENDER, LENDER shall have the right to take immediate possession of the T/D NOTES and may enter any of the premises of BORROWER with or without force or process of law. BORROWER and LENDER agree that five (5) days notice to BORROWER of any public or private sale or other disposition of COLLATERAL shall be reasonable notice thereof, and such sale shall be at such location(s) as LENDER shall designate in said notice. LENDER shall have the right to bid at such sale on its own behalf. Out of proceeds arising from any such sale, LENDER shall retain all costs and charges, including attorneys' fees for advice, counsel, or other legal services or for pursuing, reclaiming, seeking to reclaim, taking, keeping, removing and storing COLLATERAL and advertising such COLLATERAL for sale, selling and any and all other charges and expenses in connection therewith. Any balance shall be applied upon the INDEBTEDNESS and obligations of BORROWER to LENDER hereunder; and in the event of deficiency, BORROWER shall remain liable to LENDER. In the event of any surplus, such surplus shall be paid to the party entitled by law to same.

         In view of the fact that there may not be a readily available market for the COLLATERAL, or that federal or state securities or other laws may impose certain restrictions on the method by which the COLLATERAL may be disposed of, BORROWER agrees that upon the occurrence of an EVENT OF DEFAULT LENDER may, from time to time, attempt to sell all or any part of the COLLATERAL by a private placement restricting the bidder and prospective purchasers. In so doing, LENDER may solicit offers to buy the COLLATERAL, or any part of it, for cash from a limited number of purchasers deemed by LENDER, in its reasonable judgment, to be respectable parties who might be interested in purchasing the COLLATERAL, and the acceptance by LENDER of the highest offer obtained thereby shall be deemed to be a commercially reasonable method of disposition of such COLLATERAL.

         8.2 Application of COLLATERAL; Termination of AGREEMENTS. Upon the occurrence of an EVENT OF DEFAULT, LENDER may also, with or without proceeding with such sale, or foreclosure or demanding payment of all obligations without notice, terminate further performance under this AGREEMENT or any other agreement or agreements between BORROWER and LENDER without further liability or obligation by LENDER, and may also, at any time, appropriate and apply on any obligations any and all COLLATERAL in the possession of LENDER, any and all balances, credits, deposits, accounts, reserves, indebtedness, or other monies due or owing to lender or held by LENDER hereunder or under any such financing agreement or otherwise, whether accrued or not. Neither such termination, nor the termination of this AGREEMENT by lapse of time, the giving of notice, or otherwise shall absolve, release, or otherwise affect the liability of BORROWER in respect of transactions had prior to such termination, nor affect any of the liens, security interests, rights, powers and remedies of LENDER, but they shall, in all events, continue until all Indebtedness, obligations, and liabilities of BORROWER to LENDER are satisfied. LENDER shall not, in any manner, be liable to BORROWER for any failure to make or continue to make any loans or ADVANCES hereunder.

         8.3 Power of Attorney. BORROWER, in the event of default as set forth in this agreement, hereby makes, constitutes and appoints LENDER, and its agents and designees, the true and lawful agents and attorneys-in-fact of BORROWER, with full power of substitution (a) to receive, open and dispose of all mail addressed to BORROWER relating to the COLLATERAL, (b) In the event of default to notify and direct the United States Post Office authorities by notice given in the name of BORROWER and signed on its behalf, to change the address for delivery of all mail address to BORROWER relating to the COLLATERAL to an address to be designated by LENDER, and to cause such mail to be delivered to such designated address where LENDER may open all such mail and remove therefrom any notes, checks, acceptances, drafts, money orders or other instruments in payment of the COLLATERAL in which LENDER has a security interest hereunder and any documents relative thereto, (c) to endorse the name of BORROWER upon any such notes, checks, acceptances, drafts, money orders, instruments, or other form of payment representing payments on assigned T/D NOTES and DEEDS OF TRUST or COMMITMENTS to purchase T/D NOTEs and DEEDS OF TRUST, or on COLLATERAL or security of any kind and to effect the deposit and collection thereof, and, further to endorse the name of BORROWER on any other documents otherwise relating to such COLLATERAL, (d) to sign the name of BORROWER to drafts against its T/D NOTE obligors, to send notices to such T/D NOTE obligors, (e) to complete, execute, deliver and record, on behalf of BORROWER, assignments, notices of assignments, financing statements and other public records and notices an all other instruments or documents, (f) to do every other thing necessary or desirable to effect transfer of a T/D NOTE and DEED OF TRUST; to take all necessary and appropriate action in BORROWER's name with respect to ADVANCEs hereunder and servicing of T/D NOTEs and DEEDS OF TRUST; to commence, prosecute, settle, discontinue, defend or otherwise dispose of any claim relating to any COMMITMENT, T/D NOTE, DEED OF TRUST or other COLLATERAL, and (g) to do any and all other things necessary or proper to carry out the intent of this AGREEMENT and to perfect and to protect the liens and rights of LENDER created under this AGREEMENT. BORROWER agrees that neither LENDER nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law. The powers granted hereunder are coupled with an interest and shall be irrevocable during the term hereof. LENDER shall have the right to settle or adjust disputes and/or claims in respect to the COLLATERAL with the T/D NOTE obligors thereon for amounts and upon such terms as LENDER, in its sole discretion, deems to be advisable in such case crediting BORROWER with only the proceeds received and collected by Lender. Lender shall have the right to apply all money or security otherwise due to LENDER to the payment of any of the ADVANCE or other sums, fees, costs and expenses payable pursuant to this AGREEMENT at such time or times and in such order of application as LENDER in its sole discretion may determine.

         8.3A Power of Attorney. BORROWER irrevocably appoints LENDER as its attorney-in-fact (with full power of substitution) for, on behalf of, and the name of BORROWER to (a) endorse and deliver to any person any check, instrument, or other document received by Lender that represents payment in respect of any Collateral, (B) prepare, complete, execute, deliver, and record any assignment of any mortgage, deed of trust, or trust deed securing any T/D NOTE or DEED OF TRUST, (c) endorse and deliver or otherwise transfer any T/D NOTE and do every other thing necessary and appropriate action with respect to any Collateral, (e) commence, prosecute, settle, discontinue, defend, or otherwise dispose of any claim relating to any Collateral, and (f) sign that BORROWER'S name wherever appropriate to effect the performance of this Agreement. This section shall be liberally, not restrictively, construed to give the greatest latitude to LENDER's power as the BORROWER'S attorney-in-fact to collect, sell, and deliver any Collateral and all other documents relating to it. The powers and authorities conferred on LENDER in this section (g) are discretionary and not obligatory on the part of LENDER, (h) may be exercised by LENDER through any person who, at the time of the execution of a particular document, is an officer of LENDER, and (i) is granted for a valuable consideration coupled with an interest, and irrevocable until - and all persons dealing with LENDER, any of its officers acting under this section, or any substitute are fully protected in treating the powers and authorities conferred by this section as existing and continuing in full force and effect until advised by LENDER that - all commitments under the Loan Agreement to extend credit under this AGREEMENT have been terminated or canceled and the Indebtedness is fully paid and performed.

         8.4 Remedies Cumulative. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of BORROWER contained in this AGREEMENT, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any guaranty AGREEMENT given to LENDER or contained in any other agreement between LENDER and BORROWER, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not exclusive or in derogation or substitution of any of the terms, covenants, conditions or agreements of Borrower herein contained.

         8.5 The CD referenced in provision 3.1(v) of the Loan and Security Agreement which is being assigned to LENDER shall only be called upon as security upon the happening of any Event of Default set forth in Article 7 of the Loan and Security Agreement. The General Assignment of CD will expire upon termination of the Loan and Security Agreement only if no Event of Default set forth in Article 7 is being claimed by LENDER.

ARTICLE 9 MISCELLANEOUS

         9.1 Delays and Waivers: No delay or omission to exercise any right, power or remedy accruing to Lender on any breach or default of BORROWER under this AGREEMENT shall impair any such right, power or remedy of LENDER, nor shall it be construed to be a waiver of any such breach or default, or acquiescence in any such breach or default occurring later; nor shall any waiver of any single breach or default be considered waiver of any other prior or subsequent breach or default. Any waiver, permit, consent or approval of any kind by LENDER of any breach or default under this AGREEMENT, or any waiver by LENDER of any provision or condition of this AGREEMENT, must be in writing and shall be effective only to the extent specifically set forth in that writing.

         9.2 Address: Except as specifically provided herein, any communications between the parties or notices provided for in this AGREEMENT may be given by mailing them first class, postage prepaid, to LENDER and to BORROWER at the addresses shown below, or to such other addresses as either party may indicate to the other in writing at the date of this AGREEMENT.

Any notice or demand shall be deemed to have been given when actually received if given personally or by facsimile or telex, or, if mailed as provided above, forty-eight (48) hours after being so deposited in the United States mail:

    To BORROWER:  CAPITAL FIRST MORTGAGE CORPORATION
                  Attention:  L.H. ("Rick") Hardy, Jr., or
                              Glenn LaPointe, or
                              Terry G. Hartnett
                  823 Congress Avenue, Ste 707
                  Austin, Texas 78701
                  Facsimile No.: 512/481-8001
                  Telephone: 512/481-8000

    To LENDER:    Pioneer Commercial Funding Corp.
                  Attn: Glenda Klein, Senior V.P.
                  6660 Reseda Blvd., Suite 108
                  Reseda, California 91335
                  Facsimile No.: (818) 776-0004

    With a
    copy to:      Meskin, Eisenberg & Wayne
                  Attn: Joel Meskin, Esq.
                  18321 Ventura Blvd., Suite 900
                  Tarzana, California 91356-4252
                  Facsimile No.: (818) 708-3419

         9.3 Expenses. The obligations of BORROWER hereunder shall survive the final payment of all INDEBTEDNESS of BORROWER and the resulting termination of this AGREEMENT. Should LENDER be required to enforce the provisions of this AGREEMENT or take or defend any legal action against or by BORROWER or any third party, then LENDER shall be entitled to payment of any and all costs and reasonable attorneys' fees, whether or not suit is actually commenced.

         9.4 Jurisdiction and Venue. This Agreement, and any note or other instruments or agreements executed in connection with this AGREEMENT, shall be governed by and construed under the laws of the State of California. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated, at the election of LENDER, only the state courts located in the County of Los Angeles, or the federal courts located in the Central District of California.

         9.5 Amendments. This AGREEMENT contains the entire agreement of the parties hereto and may be amended only by the written consent of both LENDER and BORROWER.

         9.6 Descriptive Headings. The descriptive headings of the several sections of this AGREEMENT are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         9.7 Successors and Assigns. This AGREEMENT shall be binding upon and inure to the benefit of the respective successors and assignees of LENDER and BORROWER. BORROWER shall not assign this AGREEMENT or any of its rights, duties or obligations without the prior written consent of LENDER. LENDER reserves the right to assign, sell, transfer, negotiate or grant participations in all or any part of LENDER'S rights, benefits or interests hereunder. In connection therewith, LENDER may disclose all documents and information which LENDER now has or may acquire relating to BORROWER or BORROWER'S business, to LENDER'S funding sources or as may be required for compliance by lender with SEC regulations for public companies.

         9.8 Severability. To the extent any provision of this AGREEMENT is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of the AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the day and year first hereinabove given.

                                       Capital First Mortgage Corporation

                                       By
                                             ----------------------------------
                                             L.H. ("Rick") Hardy, Jr.
                                        Title:
                                              ---------------------------------

                                        By
                                             ----------------------------------
                                             Glenn La Pointe
                                        Title:
                                              ---------------------------------

                                        By
                                             ----------------------------------
                                             Terry G. Hartnett
                                        Title:
                                              ---------------------------------

                                        By
                                             ----------------------------------


                                                                , Secretary
                                             -------------------

                                        PIONEER COMMERCIAL FUNDING CORP.

                                        By
                                             ----------------------------------
                                             (Lender)